EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-B17 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3500 Lacey Mortgage Loan, KeyBank National Association, as Special Servicer for the 3500 Lacey Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3500 Lacey Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3500 Lacey Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 3500 Lacey Mortgage Loan, KeyBank National Association, as Primary Servicer for the CBM Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the CBM Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the CBM Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CBM Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers Buildings A, B & C Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Moffett Towers Buildings A, B & C Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Moffett Towers Buildings A, B & C Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Staples Headquarters Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Staples Headquarters Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Staples Headquarters Mortgage Loan, Citibank, N.A., as Custodian for the Staples Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Staples Headquarters Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Staples Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Westin Book Cadillac Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for The Westin Book Cadillac Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Westin Book Cadillac Mortgage Loan, Citibank, N.A., as Custodian for The Westin Book Cadillac Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Westin Book Cadillac Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for The Westin Book Cadillac Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Stonemont Net Lease Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Stonemont Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association , as Trustee for the Stonemont Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Stonemont Net Lease Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Stonemont Net Lease Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1501 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1501 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1501 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1501 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3000 Post Oak Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 3000 Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3000 Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3000 Post Oak Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the 3000 Post Oak Mortgage Loan.

Dated: March 15, 2021

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)